EXHIBIT 10.13
                                                                   -------------

                              EMPLOYMENT AGREEMENT

Agreement, made this 23rd day of November, 1998 by and between Precise Software Solutions Inc. ("Precise" or the "Company") Precise Software Solutions Ltd. ("Parent") and Shimon Alon ("Executive"), regarding Executive's employment by Precise, Executive's work product, the confidentiality of material of Precise, and Executive's agreement not to compete with Precise.

1. EMPLOYMENT. Precise will employ Executive and Executive accepts employment upon the terms set forth below. The term of Executive's employment began on September 8, 1997 (the "Effective Date") and will terminate on the earlier to occur of (i) September 8, 2000, (ii) the death of Executive, or (iii) the occurrence of any of the circumstances described in Section 5 hereof (the "Expiration Date"). After September 8, 2000, such employment may be extended for successive twenty four
         (24) month periods upon approval by the Board of Directors and Executive. If the Company does mot extend this Agreement beyond September 8, 2000, it will notify Executive of this decision in accordance with Section 2(C)(ii) of this Agreement as if the Company was terminating Executive without cause. The Company's headquarters shall be located in the general area of Boston, Massachusetts and the Executive will reside in this area. While employed by Precise, Executive agrees to devote Executive's full working time to the affairs of Precise. It is further understood that as part of the employment relationship by this agreement, Employee may be required to serve as an officer of affiliated companies, including Parent. Such service shall be without additional compensation and the terms and conditions of this agreement will control such service and relationship. Executive shall not work as an executive, independent consultant or agent for another entity whether or not during the business hours of Precise, without the permission of Precise However, Precise understands that Executive will remain on the Board of Directors of Orbit FR Incorporated, and may in his discretion serve on the board of directors of other companies, which do not compete with Precise, if permission is obtained from the Board of Directors of Precise.

2. TERMINATION. Executive's employment may be terminated as follows: (A) at the Executive's Option. The Executive may terminate his employment, with or without cause, at any time upon at least fifteen (15) days' advance written notice to the Company. In the event of termination at Executive's option, Executive shall be entitled to no severance or other termination benefits after the expiration of the fifteen-day period referred to above. (B) At the election of the Company for Cause. The Company may, immediately and unilaterally, terminate Executive's employment hereunder "for cause" at any time. Termination of Executive's employment by the Company shall constitute a termination "for cause" under this Section 2(B) if such termination is for one or more of the following cause: (i) the refusal of Executive to render services to the Company in accordance with his obligations under this Agreement; (ii) gross negligence, breach of fiduciary duty or breach of the terms of this Agreement or the other agreements executed in connection herewith, (iii) the commission by Executive of an act of fraud, or embezzlement. In the event of a termination "for cause" pursuant to the provisions of this

         Section 2(B), Executive shall be entitled to no severance or other termination benefits. (C) At the Election of the Company for reasons other than for Cause. (i) The Company may terminate Executive without cause by giving Executive written notice of the termination six (6) months' in advance if the Executive is terminated before September 8, 1998 or twelve (12) months if Executive is terminated thereafter. If Executive is given notice of termination in accordance with this agreement, he shall not be entitled to any severance or other termination benefits. (ii) In lieu of the notice described above in section 2(C)(i), the Company may immediately and unilaterally, terminate Executive's employment at any time without cause by giving written notice to Executive of the Company's election to terminate. In the event the Company exercises its right to terminate Executive under this Section 2(C)(ii) only, the Company agrees to pay Executive a severance payment of (i) six (6) months' salary at Executive's then current base rate if the Executive is terminated before September 8, 1998 or twelve (12) months if Executive is terminated thereafter and
         (ii) medical and health insurance benefits for the same period. Such severance payment shall be subject to all applicable federal and state withholding, payroll and other taxes.

3. COMPENSATION. Precise will pay Executive an initial Annual Base Salary ("Salary") of $250,000 (Two Hundred and Fifty Thousand U.S. Dollars) per year, payable in equal semi-monthly installments, such salary shall be subject to annual review, as to increases only, by the Board of Directors of the Company. In addition, Executive will be eligible to receive an annual Bonus ("Bonus") of $120,000 (One Hundred and Twenty Thousand U.S. Dollars) per year or more, pursuant to target revenues and earnings agreed upon by the Board prior to the commencement of any fiscal year. Salary and Bonus will be payable in cash or in Warrants of Parent, each warrant representing the right to purchase one Ordinary Share of the Parent at an exercise price of $0.20 per share, all as detailed in the Warrant Certificate, attached hereto as Exhibit A (the "Warrants"). All Warrants will be vested immediately at the same time they will be granted. The amount of Warrants that will be granted will be the difference between the total payable (Salary and Bonus) and the amount of cash paid (the "Unpaid Cash"). The amount of Warrants to be granted, for this purpose, will be calculated as follows: the Unpaid Cash divided by the price per share of any type of equity security issued by the Parent (including, without limitation, of the Preferred Shares of the Parent) most recently issued by the Company prior to the issue of Warrants to the Executive. Upon exercise, the Company would pay the Executive an amount equal to the exercise price of the shares multiplied by the number of shares for which you are exercising the warrants. The cash payment and the Warrants will be paid and granted according to the following schedule:

         a) For the first 12 months: cash payment will be $72,000 (Seventy Two Thousand U.S. Dollars) and the balance in warrants.

         b) For the second year, and until the closing of the sale of the Parent's Shares in any public offering registered under the Securities Act of 1933 ("IPO"): the Annual Salary cash payment will be $180,000 (One Hundred and Eighty Thousand U.S. Dollars) per year, and the balance in warrants.

         c) Annual Bonus cash payment will be $60,000 (Sixty Thousand U.S. Dollars) in cash per year and the balance in warrants, all pursuant to target in accordance to Section 3.

         d) All payables that will not be paid in cash as provided in Sections 3 (a), (b), and (c), will be paid immediately in Warrants as detailed above.

         e) The Board of Directors, at any time can elect to pay Executive his compensation (Salary and Bonus) ad in cash instead of cash and Warrants.

         f)    After an IPO, or a Change in Parent's Control, as provided in
               Section 15 below, all Salary and Bonus will be paid in cash.

         g) In the event of termination, before IPO, by Precise or by the Executive, with or without cause, Executive have the right to deliver back to the company or Parent all Warrants that were received based on Sections 3 (a), (b) and (c) in exchange for all Unpaid Cash.

4. EXECUTIVE'S TITLE AND DUTIES. Precise hires Executive as President and CEO of the Company. Executive's duties and responsibilities shall be consistent with those generally ascribed to & President and CEO, and Executive shall manage Precise according to the general directions established by its Board of Directors. The Executive shall be a member of the Parent's Board of Directors for so long as he serves as the Company's CEO.

5. REIMBURSEMENT OF EXPENSES. Executive may incur reasonable expenses for promoting Precise's business, including expenses for entertainment, travel and similar items. Precise will reimburse Executive for all business expenses after Executive presents an itemized account of expenditures, together with other supporting material, subject to Precise's approval.

6. VACATIONS. Executive is entitled to an annual vacation, in accordance with the Company policy, of three (3) weeks at full pay.

7. BENEFITS. In addition, the Executive shall be entitled to participate in all applicable medical, dental, disability, incentive, saving, retirement and other benefit plans and programs of the Company, to the same extent that such programs are appropriate and common for an executive of Executive's rank per the plan for U.S. Corporation's benefits plan. In addition, Executive shall be entitled to use a car leased by the Company for so long as he is an employee of the Company. A Directors and Officers liability policy will be adopted by Precise and Executive will be included in his capacity as an Officer and Director under that insurance policy.

8. CONFIDENTIALITY. Executive recognizes and acknowledges that the software system, including specifications, programs and documentation, the methods and data which Precise owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship are confidential and are the property of Precise. Executive also recognizes that Precise's customer lists, supplier lists, proposals and procedures are confidential and are the property of Precise. Executive further recognizes and acknowledges that in order to enable Precise to perform services for its clients, those clients may furnish to Precise confidential information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to Precise depends upon, among other things, Precise and its Executives keeping such services and information confidential. All of these materials and information, including that relating to Precise's systems and Precise's or clients, will be referred to below as "Propriety Information."

9. NON-DISCLOSURE. Executive agrees that, except as directed by Precise, and in the ordinary course of Precise's business, Executive will not at any time, whether during or after Executive's employment with Precise, disclose to any person, directly or indirectly, for Executive's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or is derived from Proprietary Information, whether prepared by Executive or otherwise coming into Executive's possession or control Executive agrees that the provisions of this paragraph shall survive the termination of this Agreement and Executive's employment by Precise.

10. POSSESSION. Executive agrees that, upon request by Precise, and in any event upon termination of Executive's employment, Executive shall turn over to Precise all documents, papers or other material in Executive's possession or under Executive's control which may contain or be derived from Proprietary Information, together with all documents, notes or Executive's work products which are connected with or derived from Executive's services to Precise and all copies of software obtained from Precise shall be either returned to Precise or, as appropriate, permanently deleted.

11. OWNERSHIP. Executive hereby assigns and agrees to assign to Precise or its, subsidiaries or affiliates, as appropriate, its successors, assigns or nominees, Executive's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Executive has made or conceived or may make or conceive, either solely or jointly with others, while providing services to Precise, or with the use of the time, material or facilities of Precise or relating to any actual or anticipated business, research, development, product, service or activity of Precise known to Executive while employed at Precise, or suggested by or resulting from any task assigned to Executive or work performed by Executive for or on behalf of Precise, whether or not such work was Performed prior to the date of this Agreement.

         It is further agreed, that without charge to Precise, but at its expense, Executive will execute and deliver all such further documents as may be necessary, including original applications and applications for renewal extension or reissue of such patents, trademark registrations or copyright registrations, in any and all countries, to vest title thereto in Precise, its successors, assigns or nominees.

12. NON-COMPETITION. Executive agrees that because of the confidential and sensitive nature of the Proprietary Information and because the use of the Proprietary Information in certain circumstances may cause irreparable damage to Precise and their reputation, or to clients of Precise, Executive shall not, until the expiration of one (1) year after the date on which Executive's employment with Precise terminates as a result of the Executive providing written notice of termination as set forth in
         Section I hereof, engage, directly or through any corporation or associates in any business, enterprise or employment which directly solicits business, performs any services or delivers goods that are competitive to those of Precise to any customer of Precise. Precise and Executive agree that this covenant is fair and reasonable; however, in the event that a court should decline to enforce these provisions, Executive and Precise agree that the provisions should be modified to restrict Executive's competition with Precise to the maximum extent enforceable, but in no event will the covenants be interpreted as more restrictive to Executive.

13. INJUNCTIVE RELIEF. Executive acknowledges that disclosure of any Proprietary information by Executive or breach by Executive of any of the covenants not to compete will give rise to irreparable injury to Precise, or clients of Precise. Executive also agrees that this injury to Precise, or clients of Precise, would be inadequately compensated in money damages alone. Accordingly, Precise or, where appropriate the client of Precise, may seek and obtain injunctive relief against the breach, or threatened breach of the disclosure of any Proprietary Information by Executive, or breach by Executive of any of the covenants not to compete, in addition to any other legal remedies which may be available. Executive further acknowledges that the enforcement of a remedy hereunder by way of injunction would not prevent Executive from earning a reasonable livelihood since Executive's experience and capabilities would be such that in the event that Executive's employment with Precise terminates for any reason, Executive will be able to obtain employment in business activities which are not restricted by this Agreement.

14. STOCK OPTIONS. After this Agreement is executed, the Board of Directors of the Parent will grant Executive an option to purchase 1,380,000 shares of Parent (the "Option Shares") of its Series A Ordinary Shares $.02 NIS par value per share ("Ordinary Shares"), on the following terms and conditions The exercise price for 50 percent of the Option Shares (690,000) will be $0.25 per share, and the exercise price for the remaining 50 percent of the Option Shares (690,000) will be at $0.69 per share. The Option Shares will be issued under a written option agreement and will be subject to qualifications and conditions under all applicable regulations, as well as, for such terms and conditions not covered herein, under the terms and conditions of Parent's 1998 Share Option and Incentive Plan. As long as Executive remains continuously employed by Precise, he will be eligible to purchase one forth of the Option Shares per year on each anniversary date, beginning one year after the Effective Date, subject to the terms and conditions of the written option agreement. Eligibility to purchase all Option Shares will be accelerated just prior to the consummation of an Initial Public Offering of any equity securities of Common Stock of Parent, subject to the underwriters conditions and Executive agrees to accept such underwriters conditions, or in the event of a Change in Control as defined below, in the ownership of Parent, with proceeds to shareholders of not less than $30 million (Twenty Five million U.S. Dollars), if total proceeds to such shareholders are less than $30 million, only 50 percent of the non-vested Option Shares will be accelerated and eligible for exercise, all subject to the terms and conditions of the written option agreement. In case of termination of the employment of Executive, a pro rata (for the year that the termination takes place) portion of Option Shares will be eligible to be exercised.

15. CHANGE IN CONTROL. Subject to the terms and conditions of this Agreement, the Incentive Stock Option Agreement following a Change in Control of the Parent, as defined in the Parent's 1998 Share Option and Incentive Plan, the Company will require any successor to assume expressly and perform this Agreement, failure of the Parent to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. Furthermore, breach of this Agreement or termination of the employment of Executive by the successor company within the first 12 months following a Change in Control shall entitle Executive to a lump sum payment equal to the sum of (i) the Salary equivalent for (12) months and (ii) the Benefits the Executive would have received for such (12) months and (iii), the vesting schedule of the Option Share shall be accelerated so that all of the non-exercised Option Shares shall be vested.

16. GENERAL. This Agreement contains the entire understanding between Precise, Parent and Executive relating to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, and may be modified only in writing and signed by Executive, Parent and Precise. Executive, Parent and Precise hereby consent to the exclusive jurisdiction of the courts of the State of Israel for resolution of any disputes which arise out of, or relate in any way to, this Agreement and the rights and duties set forth herein. The provisions of this Agreement relating to confidentiality and non-competition shall survive any termination of employment.

The parties have executed this Agreement on the date set forth above.

Precise Software Solutions, Ltd.

By: Ron Zuckerman    Yossi Sela                By: Shimon Alon
    ---------------------------

Title: Chairman        Director
       ------------------------

/s/ Ron Zuckerman   /s/ Yossi Sela             /s/ Shimon Alon
----------------------------------             ---------------
Signature                                      Signature

                                    EXHIBIT A



Name of Holder:   Shimon Alon

WARRANT

to Purchase Series A Ordinary Shares of

Precise Software Solutions Ltd.
at $0.20 per share

VOID After 10:00 a.m. (prevailing Tel Aviv time)
On the last day of the Warrant Period (defined below)


This is to certify that the holder specified below ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from Precise Software Solutions Ltd. (the "Company"), at any time from the date hereof and until the earlier of (i) the initial public offering of the shares of the Company ("IPO"), or (ii) the sale of substantially all of the assets or the shares of the Company ("Sale') (the "Warrant Period"), fully paid and nonassessable Series A Ordinary Shares, nominal value NIS 0.02 per share (the "Ordinary Shares" or "Warrant Shares"), of the Company at a price of $0.20 per share or the New Israel Shekel ("NIS") equivalent thereof (the "Exercise Price"), all subject to the terms and conditions set forth below.

1.       EXERCISE OF WARRANT
         (a) Exercise for Cash. Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, at any one or more times during the Warrant Period. This Warrant shall be exercised by presentation and surrender hereof to the Company at the principal office of the Company, accompanied by (i) a written notice of exercise and (ii) payment to the Company, for the account of the Company, of the Exercise Price for the number of Ordinary Shares specified in such notice. The Exercise Price for the number of Ordinary Shares specified in the notice shall be payable in immediately available good funds, in U.S. dollars or the NIS equivalent thereof, based on the Representative Rate of Exchange published by the Bank of Israel known as of the time of payment.

         (b) Issuance of the Warrant Shares. Upon presentation and surrender of the notice of exercise accompanied by the payment of the Exercise Price pursuant to Section l(a), the Company shall issue promptly to the Holder the Ordinary shares to which the Holder is entitled thereto. Upon receipt by the Company of the notice of exercise and the Exercise price, the Holder shall be deemed to be the Holder of the shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder. The Company shall pay any and all expenses and documentary stamp taxes that may be payable in connection with the issuance of the shares and the preparation and delivery of share certificates pursuant to this Section I in the name of the Holder, but shall not pay any taxes payable by the Holder by virtue of the holding, issuance, exercise or sale of this Warrant of the shares by the Holder.

         No fractions of shares shall be issued in connection with the exercise of this Warrant, and the number of shares issued shall be rounded down to the nearest whole number.

2.       RESERVATION OF SHARES: PRESERVATION OF RIGHTS OF HOLDER
         The Company hereby agrees that at all times it will maintain and reserve, free from pre-emptive rights, such number of authorized but unissued shares so that this Warrant may be exercised without additional authorization of shares after giving effect to all other warrants, warrants, convertible securities and other rights to acquire shares of the Company. The Company Brother agrees that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

3.       EXCHANGE OR LOSS OF WARRANT
         This Warrant is exchangeable, upon presentation and surrender hereof at the principal office of the Company, only in connection with a partial exercise hereof. The Company shall be under no obligation to issue replacement warrants for the aggregate number of shares covered hereby except as described herein. The term "Warrant" as used herein includes any Warrant or Warrants for which this Warrant may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

4.       ADJUSTMENT
         The number of Ordinary Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise as provided in this paragraph 4.

         (a) Rights Offer. If the Company's shareholders are offered any securities whatsoever by a rights issue, neither the Exercise Price nor the quantity of Warrant Shares will be adjusted, provided that the Company shall offer identical rights on the same terms and conditions to the Holder, as if the Holder had exercised this Warrant in full immediately prior to the date of conferring the right to participate in the rights issue.

         (b) Consolidation and Division. If the Company consolidates its Ordinary Shares into shares of greater nominal value, or subdivides them into shares of lesser nominal value, the number of Warrant Shares to be allotted on exercise of this Warrant after such consolidation or subdivision will be reduced or increased, as the case may be.

         (c) Bonus Shares. In the event of a distribution of bonus shares prior to the end of the Warrant Period, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares indicated in the caption of this Warrant, and without payment of any additional consideration therefor, the amount of such bonus shares to which the Holder hereof would have been entitled had this Warrant been exercised prior to the distribution of the bonus shares.

         (d) Share Swap. Insofar as the Company is party to a share swap agreement or arrangement (such as a merger or reorganization)(the "share swap"), in which an offer is made to the Company's shareholders to swap their shares for securities of some other corporation, the Company shall require the other corporation to undertake to allot to the Holder, upon the exercise of this Warrant, such securities as were swapped for the shares of the Company, as though the Holder had held the Warrant Shares on the record date of the share swap.

5.       NOTICE
         Whenever the number of Ordinary Shares for which this Warrant is exercisable is adjusted as provided in paragraph 4 hereof, the Company shall promptly compute such adjustment and mail to the Holder at the last address provided to the Company in writing a certificate, signed by a principal financial officer of the Company, setting forth the number of Ordinary Shares for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

6.       RIGHTS OF THE HOLDER
         (a) Without limiting the foregoing or any remedies available to the Holder, the Holder will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Warrant.


         (b) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company.

7.       TERMINATION
         This Warrant and the rights conferred hereby shall terminate on the earliest of the expiration of the Warrant Period, the date of exercise of this Warrant, or on the tenth anniversary hereof.

8.       LIMITATION ON TRANSFER
         The transfer of this Warrant may be restricted by the provisions of the Articles of Association of the Company.

9.       GOVERNING LAW AND JURISDICTION
         This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Israel, without giving effect to the rules respecting conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Israel in respect of any dispute or matter arising out of or connected with this Warrant.





Dated: 23 November 1998
       ----------------
Precise Software Solutions, Ltd.


By: /s/ Yossi Sela      /s/ Ron Zuckerman
    -------------------------------------

Name: Yossi Sela          Ron Zuckerman
      ---------------------------------

Title: Director             Chairman
       -----------------------------

Name and Address of Holder:

/s/ Shimon Alon
---------------

55 Rawson Road, Brookline, MA 02146 U.S.A
-----------------------------------------

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------
                         (hereinafter: this "AMENDMENT")
                   entered into this day of August 15th, 1999


                                 by and between

PRECISE SOFTWARE SOLUTIONS, LTD.
of 1 Hashikma St.,
Savyon, Israel (the "PARENT")
                                                               of the first part
                                                               -----------------
                                       and

PRECISE SOFTWARE SOLUTIONS, INC.
of 690 Canton Street Westwood MA 02090 USA ("PRECISE")
                                                              of the second part
                                                              ------------------
                                       and

SHIMON ALON
of 55 Rawson Rd. Brookline MA, 02146, U.S.A ("EXECUTIVE")
                                                               of the third part
                                                               -----------------

WHEREAS The parties have entered into a trilateral Employment Agreement dated November 23rd, 1998 (hereinafter the "Agreement"); and

WHEREAS The parties wish to express their original intentions as upon the signing of the Agreement and thus wish to separate the Agreement into two independent agreements; and

WHEREAS The parties wish to amend the terms and conditions of the Agreement as set forth in this Amendment;

NOW, THEREFORE, IN CONSIDERATION OF THESE PREMISES AND OF THE MUTUAL OBLIGATIONS AS HEREIN SET FORTH, TIE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1. All capitalized terms not otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

2. Other than the amendments made herein, the Agreement shall remain in full force and effect.

3.    EMPLOYMENT AGREEMENT BETWEEN EXECUTIVE AND PRECISE:

      The following changes should be made to the Agreement:

      3.1. The words "Precise Software Solutions Ltd. ("PARENT") shall be deleted from the preamble of the Agreement.

      3.2   Section 1

            3.2.1. the word "Parent", on the fifteenth line, shall be replaced with the words "Precise Software Solutions, Ltd. (the "PARENT")".

            3.2.2. The sentence in the fifteenth line beginning with the words :
                   "Such service shall be..." and ending with: "relationship" shall be amended to read:

                   "Such service shall be without additional compensation and the terms and conditions of this agreement will control such service and relationship to the extent not otherwise determined in the. Employment Agreement between the Executive and the Parent."

      3.3.  Section 3

            3.3.1. The Following definition should be inserted in the beginning of the paragraph: "For the purpose of this section 3 the term "LAST OPTION PRICE" shall have the following meaning: The exercise price per share of options to Purchase Series A Ordinary shares most recently granted by the Company to an employee of the Company under the 1998 Share Option and Incentive Plan".

            3.3.2. The sentence beginning with "The amount of Warrants to be granted..." and ending with "Warrants to the Executive" shall be replaced with the sentence: "The amount of Warrants to be granted, for this purpose, will be calculated as follows: the Unpaid Cash per each respective month divided by the Last Option Price for each respective month for which Warrants are being granted to the Executive In case several grants in different exercise prices take place on the same day, the Last Option Price for the purpose of the above calculation shall be the weighted average of the exercise prices of such grants."

      3.4. The intended space for the signature of the Parent, at the end of the Agreement, shall be replaced by the signature of the Company.

4.    EMPLOYMENT AGREEMENT BETWEEN SHIMON AND PARENT:

      A separate employment agreement shall be entered into signed between Executive and Parent, in the form attached hereto as EXHIBIT A.

5. This Amendment and its Exhibits attached hereto shall enter into effect as of November 23, 1998


IN WITNESS WHEREOF, the parties intending to be legally bound hereby, have duly executed this Amendment, as an the date set forth below:


--------------------------------               --------------------------------
PRECISE SOFTWARE SOLUTIONS, LTD.               PRECISE SOFTWARE SOLUTIONS, INC.


BY: /s/ Yossi Sela                             BY: /s/ Yossi Sela
    ----------------------------                   ----------------------------

TITLE:  Director                               TITLE:  Director
        ------------------------                       ------------------------


/s/ Shimon Alon
--------------------------------
SHIMON ALON

5. This Amendment and its Exhibits attached hereto shall enter into effect as of November 23, 1998



IN WITNESS WHEREOF, the parties intending to be legally bound hereby, have duly executed this Amendment, as an the date set forth below:


/s/ Ron Zuckerman
--------------------------------               --------------------------------
PRECISE SOFTWARE SOLUTIONS, LTD.               PRECISE SOFTWARE SOLUTIONS, INC.


BY: Ron Zuckerman                              BY:
    ----------------------------                   ----------------------------

TITLE:  Chairman                               TITLE:
        ------------------------                       ------------------------


/s/ Shimon Alon
--------------------------------
SHIMON ALON

                                    EXHIBIT A
                                    ---------

                              EMPLOYMENT AGREEMENT
                              --------------------

Agreement, made this 15th day of August, 1999 by and between Precise Software Solutions Ltd. (the "COMPANY") of 1 Hashikma St., Savyon, Israel and Shimon Alon ("EXECUTIVE") of 55 Rawson Rd. Brookline MA, 02146 , U.S.A


WHEREAS Executive serves as the CEO of the Company and Precise Software Solutions, Inc (the "SUBSIDIARY") and;

WHEREAS Executive dedicates the majority of his working hours to his position as CEO of the Subsidiary in the United States; and

WHEREAS the parties wish that Executive shall, in addition, render services to the Company as required by it from time to time, in a varying number of working hours;


NOW, THEREFORE, IN CONSIDERATION OF THESE PREMISES AND OF THE MUTUAL OBLIGATIONS AS HEREIN SET FORTH, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:


1. EMPLOYMENT. The Executive shall dedicate certain working hours, for matters and issues in relation with the Company, as required by the Company from time to time. The Company acknowledges that such services shall be rendered in addition to the Executive's performance of duties as CEO of Subsidiary and his obligations thereof. The term of Executive's employment shall be as determined under the Original Agreement (as defined hereinbelow).

2. Consideration. The Executive shall not receive any compensation from the Company with respect to said services. The Executive acknowledges that the compensation received by him pursuant to his employment agreement dated November 23, 1998 with the Subsidiary as amended (the "ORIGINAL AGREEMENT"), constitutes full and complete compensation regarding his performance of duties under this Agreement as well as the Original Agreement and thus waives any demand and or claim he may have towards the Company in connection with such compensation. The Executive shall furnish the Company and the Subsidiary, at the end of each month, with a written report specifying the relative percentage of working hours, dedicated by the Executive to matters concerning the Company during that month. The Subsidiary shall invoice the Company at the beginning of each month for the respective portion of the Executive's Salary equivalent to the percentage reported by the Executive in his report of regarding the preceding month.

3. Notwithstanding the aforementioned, the Company acknowledges any obligations to which the Subsidiary has committed, with regard to the Company's equity, pursuant to the Original Agreement, including any equity granted to the executive as compensation.

4. The parties agree that as a limitation on Executive's duties and authority under this Agreement and as CEO of the Subsidiary, while Executive is physically present in the United States he shall not have or purport to exercise the authority to negotiate and conclude contracts on behalf of the Company.

5. Entire Agreement. This Agreement together with the Original Agreement is the complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings relating thereto. This Agreement shall survive the expiration or termination of any other agreement between the parties and may not be modified except by a written instrument signed by a duly authorized representative of each party hereto.

6. Law and Jurisdiction. Agreement shall be interpreted in accordance with, and governed in all respects by, the laws of the State of Israel.

      6.1. The competent courts in Tel Aviv (hereinafter: the "COURTS") shall have exclusive jurisdiction over all disputes arising between the parties with respect to this Agreement, its implementation or interpretation.

      6.2.  Each of the parties hereto hereby irrevocably

            6.2.1. consents to any suit, legal action or proceeding with respect. to this Agreement being brought exclusively in the Courts, and waives to the fullest extent permitted by law any objection which it may have now or hereafter to the venue of any such suit, action or proceeding in any such Courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum;

            6.2.2. acknowledges the competence of such Courts;

            6.2.3. explicitly submits to the exclusive jurisdiction of such
                   Courts in any such suit, action or proceeding; and

            6.2.4. agrees that final judgment in any such suit, action or proceeding brought in such Courts shall be conclusive and binding upon it and may be enforced in all courts.

7. Headings. The headings contained herein are for convenience of reference only, and shall not effect the interpretation hereof.

8. Notices. All notices given hereunder shall be in writing, and shall be hand delivered or sent by registered mail or fax and shall be deemed govern on receipt at the addresses set forth above, or at such changed address as is noted pursuant hereto.

IN WITNESS WHEREOF, the parties intending to be legally bound hereby, have duly executed this Amendment, as an the date set forth below:



                                               /s/ Shimon Alon
--------------------------------               --------------------------------
PRECISE SOFTWARE SOLUTIONS, LTD.               SHIMON ALON


BY: /s/ Yossi Sela
    ----------------------------

TITLE:  Director                               DATE: 8-15-99
        ------------------------                     --------------------------

DATE: 8-17-99
      --------------------------